SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as Permitted by
     Rule 14a-6(e)(2)
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         The Lipper Funds, Inc.
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               (Name of Registrant as Specified in its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0.11
     (1)  Title of each class of securities to which transaction applies:
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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0.11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0.11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
                            The Lipper Funds, Inc.

                   101 Park Avenue, New York, New York 10178


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                                              February 18, 1997


To the Stockholders:

          Notice is hereby given that a special meeting (the "Meeting") of stockholders of the Prime Lipper Europe Equity Fund, an investment portfolio of The Lipper Funds, Inc. (the "Company") will be held at the offices of Lipper & Company, 101 Park Avenue, 6th floor, New York, New York on Thursday, March 13, 1997 at 10:00 a.m., New York time. A Proxy Statement which provides information about the purpose of the Meeting and a proxy card for you to cast your votes are included with this notice. The Meeting will be held for the purposes of considering and voting upon:

          1. The ratification and approval of a new identical (except for the effective date and escrow provisions) investment advisory agreement between the Company, on behalf of Prime Lipper Europe Equity Fund and Prime Lipper Asset Management, the Fund's investment adviser.

          2. Such other business as may properly come before the Meeting, or any adjournment(s) thereof, including any adjournment(s) necessary to obtain requisite quorums and/or approvals.

          The Board of Directors of the Company recommends that you vote "FOR" Proposal 1. The close of business on February 10, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

                                         By Order of the Board of Directors,


                                         Abraham Biderman
                                         Secretary



     TO AVOID UNNECESSARY EXPENSE OR FURTHER SOLICITATION, WE URGE YOU to indicate voting instructions on the enclosed proxy, date and sign it and return it promptly in the envelope provided, no matter how large or small your holdings may be.
                            The Lipper Funds, Inc.

                   101 Park Avenue, New York, New York 10178


                                PROXY STATEMENT


          This proxy statement is furnished in connection with the solicitation by the Board of Directors of The Lipper Funds, Inc. (the "Company") of proxies to be used at a special meeting (the "Meeting") of stockholders of Prime Lipper Europe Equity Fund (the "Fund"), an investment portfolio of the Company, to be held at the offices of Lipper & Company, 101 Park Avenue, 6th floor, New York, New York, on Thursday, March 13, 1997 at 10:00 a.m., New York time (and at any adjournment or adjournments thereof). The Meeting is being called to consider the ratification and approval of a new, identical (except for the effective date and escrow provisions) investment advisory agreement between the Company, on behalf of the Fund, and Prime Lipper Asset Management ("PLAM"), the Fund's investment adviser.

          Stockholder approval of the new investment advisory agreement is necessary because on December 20, 1996, Fiat S.p.A. concluded the sale of its interest in Prime S.p.A. to Assicurazioni Generali S.p.A. ("Generali"), the Italian insurance company. Prime S.p.A. is the parent company of Prime U.S.A. Inc., one of the two general partners of PLAM. The sale resulted in an indirect change of control of PLAM, and an "assignment" (and termination) of the then existing investment advisory agreement for purposes of the Investment Company Act of 1940 (the "1940 Act"), which governs the Fund's operations. The new investment advisory agreement, which contains no changes from the previous investment advisory agreement other than its effective date and escrow provisions, was approved by the Company's Board of Directors on December 18, 1996.

          This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about February 18, 1997. Stockholders who execute proxies retain the right to revoke them in person at the Meeting or by written notice received by the Secretary of the Company at any time before they are voted. Unrevoked proxies will be voted in accordance with the specification thereon and, unless specified to the contrary, will be voted FOR Proposal 1. The close of business on February 10, 1997 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. Each stockholder is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held. The Fund's shares of stock are issued in three classes, Premier Shares, Retail Shares and Group Retirement Plan Shares. As of the Record Date, there were 6,291,455 shares of stock of the Fund issued and outstanding in the aggregate for all classes.

          In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR or AGAINST any such proposal to adjourn to another date in their discretion. A stockholder vote may be taken on one or more proposals in this proxy statement prior to any such adjournment if sufficient votes have been received for approval. Under the By-Laws of the Company, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding shares of stock of the Fund entitled to vote at the Meeting, except with respect to any matter which requires the separate approval of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of all classes entitled to vote on the matter shall constitute a quorum.

          The Company will furnish without charge a copy of its semi-annual report for the six-month period ended June 30, 1996, to any stockholder requesting the report. Such request should be made in writing to the Company at the address above or by calling 1-800-Lipper9 (1-800-547-7379).



                          BACKGROUND OF THE PROPOSAL

          The Fund is one of three investment portfolios of the Company.
PLAM is a joint venture structured as an equally owned New York general partnership between Lipper Europe L.P., a Delaware limited partnership for which Lipper & Company, Inc. serves as general partner, and Prime U.S.A. Inc. ("Prime U.S.A."), a Delaware corporation and a wholly-owned subsidiary of Prime S.p.A. PLAM has served as the investment adviser to the Fund since the commencement of its operations as an investment company registered under the 1940 Act on April 1, 1996. Prior to April 1, PLAM had served as the general partner and investment adviser to Prime Lipper Europe Fund L.P., the predecessor limited partnership to the Fund. Lipper & Company, L.L.C., an affiliate of PLAM, serves as the investment adviser to the other two investment portfolios of the Company.

          On October 22, 1996, Fiat S.p.A. and Generali entered into an agreement pursuant to which Generali agreed to acquire 95.1% of the outstanding stock of Prime S.p.A. for approximately U.S.$214,000,000. The closing of the transaction was subject to a number of conditions, including receipt of necessary regulatory approvals. The transaction was consummated on December 20, 1996.

          As stated above, the closing of the transaction resulted in the "assignment" and thus the termination of the then existing investment advisory agreement between the Company, on behalf of the Fund, and PLAM. The Board of Directors has approved a new identical (except for the effective date and escrow provisions) investment advisory agreement between the Company on behalf of the Fund and PLAM. In approving the new investment advisory agreement, the Board of Directors determined that the new agreement is in the best interests of the Fund and its stockholders, and recommended that stockholders vote to ratify and approve the new agreement.

PROPOSAL 1.    Ratification and Approval of the New Investment
               Advisory Agreement Between Prime Lipper Europe
               Equity Fund and PLAM

          At the Meeting, the stockholders of the Fund will be asked to vote on the proposal to ratify and approve the new, identical investment advisory agreement (except for the effective date and escrow provisions) between the Company, on behalf of the Fund, and PLAM. The new investment advisory agreement was approved by the Board of Directors of the Company, including (as required under the 1940 Act) a majority of the directors who are not parties to the new agreement or interested persons of any such parties, at an in-person meeting held on December 18, 1996, contingent on stockholder ratification and approval of the new agreement.

          The new investment advisory agreement became effective as of December 20, 1996, subject to stockholder approval. If ratified and approved, the new investment advisory agreement will continue in effect as described below. If the new investment advisory agreement is not ratified and approved by stockholders, the Board of Directors intends to continue the interim relationship with PLAM until it is able to evaluate and obtain necessary approval of alternative advisory arrangements. The new investment advisory agreement is reproduced as Exhibit A to this Proxy Statement.

          The 1940 Act requires that investment advisory agreements generally be approved by stockholders prior to their effectiveness. Due to the fact that (i) the closing of the transaction could have occurred any day, (ii) the necessary diligence required to be conducted on Generali, (iii) the time required to solicit proxies and (iv) the desire for continuity in management of the Fund, upon announcement of the agreement between Fiat S.p.A. and Generali, the Fund's management determined to request exemptive relief from the Securities and Exchange Commission to extend the time period to receive stockholder approval. An application for exemptive relief was filed on November 6, 1996, notice of the requested relief was published on December 2, 1996, and the order granting the requested relief was granted on December 30, 1996.

          In connection with the exemptive relief discussed above, the Company, on behalf of the Fund, has entered into an escrow arrangement with Chase Manhattan Bank, which serves as the Fund's custodian, as escrow agent, whereby the Fund deposits into an interest-bearing escrow account maintained by the agent that portion of PLAM's fees payable under the new investment advisory agreement to PLAM. The amounts held in the escrow account (including interest earned on such paid-in fees) will be paid to PLAM only upon stockholder approval of the new investment advisory agreement. In the absence of such stockholder approval, such amounts in the escrow account would be paid to the Fund.

          The terms of the new investment advisory agreement are identical to the previous investment advisory agreement, except for the effective date and escrow provisions. Under the new investment advisory agreement, PLAM is entitled to receive advisory fees, computed daily and paid monthly, at the annual rates of 1.10%. PLAM was entitled to receive identical fees under the previous investment advisory agreement. The duties that PLAM is required to perform under the new investment advisory agreement are the same as those provided by the previous investment advisory agreement. In addition, there are no changes anticipated in the personnel who provide services under the new investment advisory agreement. Accordingly, the Fund will receive the same advisory services, provided in the same manner and at the same fee levels, as it received under the previous advisory agreement. For the period April 1, 1996 through December 19, 1996, PLAM was entitled to receive $435,646 for advisory services to the Fund under the then existing advisory agreement, of which $60,071 was waived to maintain certain expense limitations set forth in the Company's prospectus. The previous investment advisory agreement was initially approved by the Board of Directors of the

Company on December 14, 1995, and by the Fund's initial shareholder, Lipper & Company, L.P. on March 28, 1996.

          At a meeting held on December 18, 1996, the directors, including a majority of the directors who are not parties to the new agreement or interested persons of any such parties, approved the new investment advisory agreement. The directors approved the new agreement because they believe that continuing the Fund's arrangement with PLAM will enable the Fund to continue to receive the same high level of investment management expertise previously received. The directors also believed that continued engagement of PLAM allows the Fund to continue to effectively operate prior to stockholder approval. The factors that the Board considered most important were continuity in the level of management services provided to the Fund, the continuation of the advisory fee charged under the previous investment advisory agreement, and the retention of advisory personnel to manage the assets of the Fund.

          If approved by stockholders at the Meeting, the new investment advisory agreement will remain in effect for a one-year period following the date of such approval. Thereafter, the new investment advisory agreement will continue in effect for successive periods not to exceed one year, provided that such continuance is specifically approved at least annually by the Board of Directors of the Company, or by a vote of a majority of the outstanding shares of the Fund, and in either case by a majority of the directors who are not parties to the new investment advisory agreement or interested persons (as defined in the Act) of any such parties. The new investment advisory agreement may be terminated on 60 days' written notice at any time by PLAM, by a vote of a majority of the Fund's outstanding shares or by a vote of a majority of the Company's Board of Directors. The new investment advisory agreement will terminate automatically in the event of its assignment.

Required Vote

          In accordance with the requirements of the 1940 Act, the affirmative vote of (a) 67% or more of the shares of the Fund present at the Meeting, if more than 50% of the then outstanding shares are present or represented by proxy, or (b) more than 50% of the then outstanding shares of the Fund, whichever is less, is required for the ratification and approval of the new investment advisory agreement.

     THE DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION AND APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT.

                            ADDITIONAL INFORMATION

Other Matters

          The Board of Directors of the Company does not know of any other matter which may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

          Stockholder proposals to be presented at any future meeting of stockholders of the Company must be received by the Company a reasonable time before the Company's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

Information Regarding Shares Ownership

          Set forth below is information regarding ownership of the Fund's voting securities by persons (including groups) that owed more than 5% of the Fund's shares of stock as of January 2, 1997.

Name and Address of                                Percent of Fund's
Beneficial Owner                  Amount           Common Stock

Evelyn Lipper Trusts              886,943          14.10%
c/o Lipper & Company              shares
101 Park Avenue
New York, NY  10178

Evelyn and Kenneth                653,124          10.4%
Lipper Foundation                 shares
c/o Lipper & Company
101 Park Avenue
New York, NY 10178

Lipper & Company, L.P.            372,627          5.9%
101 Park Avenue                   shares
New York, NY  10178

In addition, PLAM owned 86,456 shares of the Fund's stock at January 2, 1997. Kenneth Lipper, Chairman of the Board of Directors of the Fund, is the trustee of one of the trusts for the benefit of Evelyn Lipper listed above, and indirectly controls Lipper & Company, L.P. and Lipper Europe L.P., one of the two general partners of PLAM. In such capacities, Mr. Lipper may be deemed the beneficial owner of the shares of the Fund's stock owned by PLAM as well as those owned by each of the entities listed above. None of the other directors of the Fund owned in excess of 1% of the Fund's shares of stock at January 2, 1997. At January 2, 1997, employees of Lipper & Company owned an additional 16,793 shares of the Fund's stock through an employee savings plan.

Prime Lipper Asset Management and Affiliates

          Set forth below is certain information with respect to each of the members of the Management Committee of PLAM:

Name and Address                       Principal Occupation

Kenneth Lipper                         President of Lipper & Company, L.P.
101 Park Avenue
New York, New York 10178

Abraham Biderman                       Executive Vice President of Lipper
101 Park Avenue                        & Company, L.P.
New York, New York 10178

Francesco Taranto                      Chief Executive Officer, Prime S.p.A.
Via Turati 9
Milan, Italy 20121

Guido Guzzetti                         Director, Structured Asset Management,
Via Turati 9                           Prime Investment Management SIM, S.p.A.
Milan, Italy 20121


          PLAM, Lipper Europe L.P. and Lipper & Company, Inc. are located at 101 Park Avenue, New York, New York 10178, as is Lipper & Company, L.P., which serves at the Company's distributor. Lipper & Company, Inc. is wholly-owned by Kenneth Lipper together with his immediate family members. Prime U.S.A. is located at Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware, and Prime S.p.A. is located at Via Turati 9, Milan, Italy 20121. Generali is located at Piazza Duca Degli, Abruzzi, 2 Trieste 34132.

Administration

          Chase Global Fund Services Company, located at 73 Tremont Street, Boston, Massachusetts 02108, serves as the administrator to the Fund and the other investment portfolios of the Company.

Expenses of Proxy Solicitation

          The costs of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by PLAM. Proxies may also be solicited personally by officers of the Company and by regular employees of PLAM, or its affiliates, or other representatives of the Company or by telephone or telegraph, in addition to the use of mails.


February 18, 1997
                               ADVISORY CONTRACT

                            THE LIPPER FUNDS, INC.
                                101 Park Avenue
                           New York, New York 10178


                                              December 20, 1996

Prime Lipper Asset Management
101 Park Avenue
New York, New York 10178

Dear Sirs:

          This will confirm the agreement between the undersigned (the "Company") and you (the "Investment Adviser") as follows:

          1. The Company is an open-end investment company which currently has three investment portfolios -- Lipper High Income Bond Fund, Lipper U.S. Equity Fund and Prime Lipper Europe Equity Fund. The Company engages in the business of investing and reinvesting the assets of Prime Lipper Europe Equity Fund (the "Fund") in the manner and in accordance with the investment objective and limitations specified in the Company's Articles of Incorporation, as amended (the "Articles") and the currently effective prospectus, including the documents incorporated by reference therein (the "Prospectus"), relating to the Company and the Fund, included in the Company's Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended. Copies of the documents referred to in the preceding sentence have been furnished to the Investment Adviser. Any amendments to these documents shall be furnished to the Investment Adviser.

          2. The Company employs the Investment Adviser to (a) make investment strategy decisions for the Fund, (b) manage the investing and reinvesting of the Fund's assets as specified in paragraph 1, (c) place purchase and sale orders on behalf of the Fund and (d) provide continuous supervision of the Fund's investment portfolio.

          3. (a) The Investment Adviser shall, at its expense, provide the Fund with office space, office facilities and personnel reasonably necessary for performance of the services to be provided by the Investment Adviser pursuant to this Agreement, and provide the Fund with persons satisfactory to the Company's Board of Directors to serve as officers and employees of the Fund.

          (b) Except as provided in subparagraph (a), the Company shall be responsible for all of the Fund's expenses and liabilities, including organizational expenses; taxes; interest; fees (including fees paid to its directors who are not affiliated with the Investment Adviser or any of its affiliates); fees payable to the SEC; state securities qualification fees; costs of preparing and printing prospectuses for regulatory purposes and for distribution to existing shareholders; advisory and administration fees;

charges of the custodian and transfer agent; insurance premiums; auditing and legal expenses; costs of shareholders' reports and shareholders' meetings; any extraordinary expenses; and brokerage fees and commissions, if any, in connection with the purchase or sale of portfolio securities; and payments to the Fund's distributor for activities intended to result in the sale of Fund shares.

          4. As manager of the Fund's assets, the Investment Adviser shall make investments for the Fund's account in accordance with the investment objective and limitations set forth in the Articles, the Prospectus, the 1940 Act, the provisions of the Internal Revenue Code of 1986, as amended, relating to regulated investment companies, applicable banking laws and regulations, and policy decisions adopted by the Company's Board of Directors from time to time. The Investment Adviser shall advise the Company's officers and Board of Directors, at such times as the Company's Board of Directors may specify, of investments made for the Fund's account and shall, when requested by the Company's officers or Board of Directors, supply the reasons for making such investments.

          5. The Investment Adviser is authorized on behalf of the Company, from time to time when deemed to be in the best interests of the Company and to the extent permitted by applicable law, to purchase and/or sell securities in which the Investment Adviser or any of its affiliates underwrites, deals in and/or makes a market and/or may perform or seek to perform investment banking services for issuers of such securities. The Investment Adviser is further authorized, to the extent permitted by applicable law, to select brokers for the execution of trades for the Company, which broker may be an affiliate of the Investment Adviser, provided that the best competitive execution price is obtained at the time of the trade execution.

          6. In consideration of the Investment Adviser's undertaking to render the services described in this agreement, the Company agrees that the Investment Adviser shall not be liable under this agreement for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of this agreement, provided that nothing in this agreement shall be deemed to protect or purport to protect the Investment Adviser against any liability to the Company or its stockholders to which the Investment Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Investment Adviser's duties under this agreement or by reason of the Investment Adviser's reckless disregard of its obligations and duties under this Agreement ("disabling conduct"). The Fund will indemnify the Investment Adviser against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amounts paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from disabling conduct by the Investment Adviser. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Investment Adviser was not liable by reason of disabling conduct, or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Investment Adviser was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of directors of the Fund who are neither "interested persons" of the Fund (as defined in the 1940 Act) nor parties to the proceeding ("disinterested non-party directors"), or (b) an independent legal counsel in a written opinion. The Investment Adviser shall be entitled to advances from the Fund for payment of the reasonable expenses (including reasonable counsel fees and expenses) incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law. The Investment Adviser shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Investment Adviser shall provide security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party directors, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Investment Adviser will ultimately be found to be entitled to indemnification.

          7. In consideration of the services to be rendered by the Investment Adviser under this agreement, the Company shall pay the Investment Adviser a monthly fee on the first business day of each month at an annual rate of 1.10% of the average daily value (as determined on the days and at the time set forth in the Prospectus for determining net asset value per share) of the Fund's net assets during the preceding month. If the fee payable to the Investment Adviser pursuant to this paragraph 7 begins to accrue before the end of any month or if this agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. For purposes of calculating each such monthly fee, the value of the Fund's net assets shall be computed in the manner specified in the Prospectus and the Articles for the computation of the value of the Fund's net assets in connection with the determination of the net asset value of shares of the Fund's capital stock.

          8. If the aggregate expenses incurred by, or allocated to, the Fund in any fiscal year shall exceed the expense limitations applicable to the Fund imposed by state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Investment Adviser shall reimburse the Fund for such excess. The Investment Adviser's reimbursement obligation will be limited to the amount of fees it received under this agreement during the period in which such expense limitations were exceeded, unless otherwise required by applicable laws or regulations. With respect to portions of a fiscal year in which this agreement shall be in effect, the foregoing limitations shall be prorated according to the proportion which that portion of the fiscal year bears to the full fiscal year. Any payments required to be made by this paragraph 8 shall be made once a year promptly after the end of the Company's fiscal year.

          9. This agreement shall continue in effect until December 27, 1997, and thereafter for successive annual periods, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Fund's outstanding voting securities (as defined in the 1940
Act) or by the Company's Board of Directors and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Company's directors who are not parties to this agreement or "interested persons" (as defined in the 1940 Act) of any such party. This agreement may be terminated at any time, without the payment of any penalty, by a vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act) or by a vote of a majority of the Company's entire Board of Directors on 60 days' written notice to the Investment Adviser or by the Investment Adviser on 60 days' written notice to the Company. This agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

          10. Upon expiration or earlier termination of this agreement, the Company shall, if reference to "Lipper" is made in the corporate name of the Company or in the name of the Fund and if the Investment Adviser requests in writing, as promptly as practicable change its corporate name and the name of the Fund so as to eliminate all reference to "Lipper", and thereafter the Company and the Fund shall cease transacting business in any corporate name using the words "Lipper" or any other reference to the Investment Adviser or "Lipper". The foregoing rights of the Investment Adviser and obligations of the Company shall not deprive the Investment Adviser, or any affiliate thereof which has "Lipper" in its name, of, but shall be in addition to, any other rights or remedies to which the Investment Adviser and any such affiliate may be entitled in law or equity by reason of any breach of this agreement by the Company, and the failure or omission of the Investment Adviser to request a change of the Company's or the Fund's name or a cessation of the use of the name of "Lipper" as described in this paragraph 10 shall not under any circumstances be deemed a waiver of the right to require such change or cessation at any time thereafter for the same or any subsequent breach.

          11. Except to the extent necessary to perform the Investment Adviser's obligations under this agreement, nothing herein shall be deemed to limit or restrict the right of the Investment Adviser, or any affiliate of the Investment Adviser, or any employee of the Investment Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

          12. During the period of time commencing on the date hereof and continuing until the earlier of (a) such time as this agreement is approved by a vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act) or (b) May 31, 1997, the fees payable to the Adviser under this agreement shall be paid into an interest-bearing account (the "Account") maintained by an escrow agent. Such escrow agent shall not be an "affiliated person" (as defined in the 1940 Act) of any of the parties hereto. All amounts paid into the Account (including interest earned on such fees) may be paid to the Adviser upon the approval of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act) of this agreement. In the event that the shareholders of the Fund fail to approve this agreement prior to May 31, 1997, all amounts in the Account shall be paid to the Fund. The parties hereto expressly acknowledge that the escrow agent may release the moneys in the Account only upon receipt of a certificate from an officer of the Company (who shall not be an "interested person" (as defined in the 1940 Act) of the Adviser) stating that the moneys are to be delivered to the Adviser and that this agreement has been approved by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or, in the event that the shareholders of the Fund failed to approve the agreement prior to the date specified above, that the moneys in the Account are to be delivered to the Fund.

          13. This agreement shall be governed by the laws of the State of New York.

          If the foregoing correctly sets forth the agreement between the Company and the Investment Adviser, please so indicate by signing and returning to the Company the enclosed copy hereof.

                                           Very truly yours,

                                           THE LIPPER FUNDS, INC.


                                           By:
                                                Name:
                                                Title:


ACCEPTED:

By:  PRIME LIPPER ASSET MANAGEMENT

By:  LIPPER EUROPE, L.P., a General
     Partner

By:  LIPPER & COMPANY, INC., as General
     Partner

By:
     Name:
     Title:

By:  PRIME U.S.A. INC.,
     a General Partner

By:
     Name:
     Title:
                        PRIME LIPPER EUROPE EQUITY FUND
               SPECIAL MEETING OF STOCKHOLDERS -- MARCH 13, 1997
              This Proxy is Solicited on Behalf of the Directors


   The undersigned hereby appoints Kristina McDonough and Howard Horowitz, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned at the Special Meeting of Stockholders of the Fund to be held at Lipper & Company, 101 Park Avenue, 6th Floor, New York, New York 10178 on Thursday, March 13, 1997, at 10:00 a.m., and at any adjournments thereof, upon the matters set forth in the Notice of Meeting and Proxy Statement dated February 18, 1997 and upon all other matters properly coming before said Meeting.

   Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted FOR Proposal
1.  Please refer to the Proxy Statement for a discussion of the Proposal.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

----------------------------               ----------------------------
----------------------------               ----------------------------
----------------------------               ----------------------------



    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.




1.  The ratification and approval of a     2. Any other business that may
    new identical (except for the             properly come before the meeting.
    effective date and escrow provisions)
    investment advisory agreement between
    The Lipper Funds, Inc., on behalf of
    Prime Lipper Europe Equity Fund, and
    Prime Lipper Asset Management, the
    Fund's investment adviser.


    FOR  / /  AGAINST  / / ABSTAIN  / /    3. I will be attending the
                                              meeting. / /

                                      Note:  If joint owners, EITHER may
                                      sign this Proxy.  When signing as
                                      attorney, executor, administrator,
                                      trustee, guardian or corporate
                                      officer, please give your full title.

                                      Date                            , 1997

                             ___/
                                      -------------------------------------

                                      -------------------------------------
                                       Signature(s), Title(s), if applicable

                                      Votes MUST be indicated
Please Sign, Date and Return the      (x) in Black or Blue ink.      /x/
Proxy Promptly Using the Enclosed
Envelope.